EMPLOYMENT AGREEMENT

      This Employment Agreement, by and between MODAVOX, INC., a Delaware corporation ("Modavox") and Nathaniel Bradley ("Bradley"), is effective as of the date as of the date Certificate of Merger relating to the Merger of Kino Interactive, LLC into Modavox is filed with and accepted by the Delaware Secretary of State (the "Effective Date"). Modavox and Bradley are sometimes referred to individually as the "Party" and collectively as the "Parties."

      In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, the Parties hereby agree as follows:

1.    ENGAGEMENT.

      1.1 EMPLOYMENT TERM. Modavox will employ Bradley and Bradley will accept such employment, for a period commencing on the Effective Date and ending on December 31, 2008 (the "Term"), unless sooner terminated under the circumstances set forth in Sections 6 and 8 below.

      1.2 DUTIES AND RESPONSIBILITIES. During the Term and any extensions thereof, Modavox will employ Bradley as "Consultant", reporting directly to the Board of Directors. During the Term, Bradley will render non-exclusive services to Modavox and devote his time, effort and energies during business hours to his responsibilities for Modavox, and faithfully and to the best of his ability discharge those duties.

      1.3 LOCATION. Bradley's services for Modavox will be based at Modavox's headquarters in Phoenix, Arizona unless otherwise approved by the Board of Directors.

2.    COMPENSATION.

      2.1 SALARY. Subject to the full and complete performance by Bradley of all of Bradley's material obligations hereunder, during the term of this Agreement, Modavox will pay to Bradley a base salary of fifty thousand dollars ($50,000) per annum. Bradley's salary will be payable in accordance with Modavox's customary payroll practices, which in no event will be less frequently than on a monthly basis. All salary payments made to Bradley will be subject to such deductions, withholdings and limitations as will from time to time be required by law, governmental regulations or orders. Salary and benefits will be reviewed at least annually by the Board of Directors for possible increases and/or bonuses, at the sole discretion of the Board.

      2.2   FRINGE BENEFITS. During the term of this Agreement:

            (a) Bradley will be eligible to participate, in accordance with their terms, in all medical and health plans, life insurance and pension plans and such other employment benefits or programs that Modavox maintains for its executive employees from time to time (the "Plans").

            (b) Until Modavox establishes a medical reimbursement plan, Modavox will pay the premiums associated with any medical and health insurance policy comparable to the policy currently in effect covering Bradley and his dependents if Bradley and his dependents are not able to participate in Modavox's medical and health plans.

      2.3 PARTICIPATION IN DEFERRED COMPENSATION AND STOCK OPTION PLANS. Bradley shall be entitled to participate in all executive bonus plans and all employee qualified and non-qualified deferred compensation plans or supplemental income plans or programs maintained by Modavox, including any Section 401(k) plan adopted by Modavox, according to the terms and conditions thereof. Bradley shall also be entitled to participate in all stock option and other incentive plans, according to the terms and conditions thereof.

      2.4 PAID VACATIONS. Bradley will be entitled to paid vacation in accordance with Modavox's vacation policy (including, without limitation, any restrictions on the amount of accrued time to be paid at the expiration of the Term), but in no event less than four
            (4) weeks per annum.

      2.5 EXPENSES. In connection with Bradley's performance of Bradley's duties and obligations hereunder, Bradley will incur certain ordinary and necessary expenses of a business character including, without limitation, travel, meals and lodging. Modavox will reimburse Bradley for all such reasonable business expenses upon presentation of itemized statements therefor in accordance with Modavox's standard policies. With respect to business travel, Bradley will be treated no less favorably with respect to expenses than other Modavox executives.

3.    RIGHT TO INSURE.

      Modavox will have the right to secure in its own name, or otherwise, and at its own expense, life, health, accident or other insurance covering Bradley and Bradley will have no right, title or interest in and to such insurance. Bradley will assist Modavox in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

4. FIDUCIARY OBLIGATIONS. Bradley acknowledges that, as an officer of Modavox, he will be bound to exercise his corporate powers as a fiduciary for the common benefit of all of Modavox's stockholders, to wit:

      4.1 DUTY OF CARE. Bradley will at all times perform his services hereunder honestly and in good faith, with sound business judgment using the level of care that a reasonably prudent person would use under the given circumstances to make informed decisions on Modavox's behalf.

      4.2 DUTY OF LOYALTY. BRADLEY will at all times perform his services hereunder without divided loyalties or obligations to any other person including, without limitation, to any person who may become an employer of Bradley following the end of the Term. Accordingly, and without limiting the generality of the principle set forth in the preceding sentence, Bradley will breach this Agreement if he does the following:

            (a) Without prior written notice and written consent of the Board of Directors, Bradley accepts employment with any business, individual, partnership, corporation, trust, joint venture, unincorporated association or other entity or person other than Modavox at any time during the Term.

            (b) During the Term, Bradley will not become financially interested in (other than as a stockholder owning less than two percent (2%) of the outstanding capital stock of any publicly traded corporation) or directly associated with any other business or person engaged in a business that is involved in any business that is competitive with Modavox's business or activities without the prior written consent of Modavox.

            (c) During the Term, Bradley will not, for any reason whatsoever, either alone or jointly with or on behalf of others, either directly or indirectly:

                  (i) Divert or take away, or attempt to divert or take away, any of Modavox's customers or clients;

                  (ii) Solicit the employment or engagement of, or otherwise entice away from the employment of Modavox or any affiliated entity, any person who is then employed by Modavox or any such affiliated entity, whether or not such person would commit any breach of said person's contract by reason of leaving the service of Modavox or any affiliated entity; or

                  (iii) Solicit the employment or engagement of any person who ceased being employed by Modavox or any affiliated entity, within six (6) months of Bradley's solicitation.

5.    EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT.

      Bradley acknowledges and confirms his obligations with Modavox under the Employee Proprietary Information and Inventions Agreement executed by Modavox and Bradley as of the date hereof (the "Nondisclosure Agreement").

6.    SUSPENSION/TERMINATION.

      6.1 TERMINATION WITHOUT CAUSE. Modavox will have the unilateral right, at any time in the Modavox Board of Directors' sole and absolute discretion, to terminate Bradley's employment by Modavox, without cause, and for any reason or for no reason (Modavox's "Termination Rights") upon written notice to Bradley. Modavox's Termination Rights are not limited or restricted by, and will supersede, any policy of Modavox requiring or favoring continued employment of its employees during satisfactory performance, any seniority system or any procedure governing the manner in which Modavox's discretion is to be exercised. No exercise by Modavox of its Termination Rights will, under any circumstances, be deemed to constitute (i) a breach by Modavox of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Bradley or a wrongful termination of Bradley's employment by Modavox, (iii) a wrongful deprivation by Modavox of Bradley's office (or authority, opportunities or other benefits relating thereto), or injury to reputation, or (iv) the breach by Modavox of any other duty or obligation, express or implied, which Modavox may owe to Bradley pursuant to any principle or provision of law (whether contract or tort), unless Modavox's determination to terminate Bradley pursuant to this Section 6.1 will constitute a violation of any applicable federal, state or municipal statute, ordinance, rule or regulation, respecting which the parties may not contract otherwise. If Modavox elects to terminate Bradley's employment pursuant to this Section 6.1, Modavox will have no obligation or liability to Bradley pursuant to this Agreement except to pay, provided Bradley executes and delivers to Modavox the Release and Waiver attached hereto as Exhibit A, to Bradley the balance of the Salary due to Bradley under
            Section 2.1 through the remainder of the Term, payable in accordance with Modavox's normal payroll practices, and a severance payment payable in one lump sum within thirty (30) days of Bradley's termination, in an amount equal to two times Bradley's most current annual base salary. Upon exercise of such Termination Right, Bradley will have no further obligation to provide services to Modavox hereunder and Bradley will be free to accept third-party employment.

      6.2 TERMINATION BY BRADLEY. Bradley will have the right at any time to terminate his employment by Modavox, subject to delivery of a letter of resignation providing a minimum of thirty (30) days notice. If Bradley terminates this Agreement as provided in this Section, Modavox will be obligated to pay Bradley only the specified salary, bonuses, fringe benefits, expenses and vacation accrued through the date of termination.

      6.3 DEATH. If Bradley dies during the Term, Modavox will be obligated to pay to Bradley's estate twelve (12) months salary in severance benefits, payable in twelve (12) monthly installments, unless Modavox has obtained, on Bradley's behalf, a life insurance policy naming a beneficiary designated by Bradley, providing for at least the same aggregate benefit.

      6.4   DISABILITY.

            (a) If Bradley is unable to perform fully his material obligations hereunder due to a long-term disability (as defined in Modavox's disability insurance policy), Modavox may terminate this Agreement on or after the date that Bradley receives his first, periodic long-term disability payment from Modavox's insurance carrier.

            (b) If Modavox does not have a long-term disability policy covering Bradley, and Bradley is prevented from performing fully his material obligations hereunder by reason of the occurrence of a long-term disability for a period of twelve
                  (12) consecutive weeks or sixteen (16) weeks in the aggregate within any given six (6) calendar month period, Modavox may terminate this Agreement by giving thirty (30) days prior written notice to Bradley and by providing a total of twelve
                  (12) months salary in severance benefits following the date of the termination notice, payable in twelve (12) monthly installments. An independent physician reasonably selected by Modavox will determine the existence of Bradley's long-term disability.

      6.5 TERMINATION FOR CAUSE. Modavox may terminate this Agreement immediately upon written notice to Bradley for "Cause." For purposes of this Agreement, "Cause" means: (i) Bradley's commission of a willful act of fraud or dishonesty, the purpose or effect of which materially and adversely affects Modavox; (ii) Bradley's conviction of a felony (other than the first offense of driving under the influence following the date hereof) or any admission thereof (whether by plea of NOLO CONTENDERE or otherwise) or Bradley's being determined by a governmental authority to have violated, or enjoined from violating, any federal or state securities law or; (iii) Bradley's engaging in willful or reckless misconduct or gross negligence in connection with any property or activity of Modavox; or (iv) Bradley's breach of any material covenant to Modavox relating to noncompetition, nonsolicitation, nondisclosure of proprietary information or surrender of records, inventions or patents.

            In the event of Bradley's termination for Cause, Modavox is obligated to pay Bradley only the specified salary, bonuses, fringe benefits, expenses and vacation accrued through the date of termination.

7.    EQUITABLE RELIEF FOR BREACH.

      Bradley acknowledges that a violation of any of the provisions of Sections 4 and 5 will cause Modavox irreparable injury and damage, the exact amount of which may be impossible to ascertain and that, for such reason, among others, Modavox will be entitled, in addition to the remedy set forth at
      Section 9, to seek injunctive relief, both PENDENT LITE and permanently, against Bradley to restrain any further violation of such provisions. Bradley hereby (i) consents to any initiation by Modavox in a court of competent jurisdiction of any action to enjoin immediately the breach of Sections 4 and 5, and (ii) hereby releases Modavox from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. This provision will not, however, be construed as a waiver of any other rights and remedies Modavox may have against Bradley, including, but not limited to, the recovery for damages.

8.    BREACH BY MODAVOX.

      If Modavox breaches this Agreement, Bradley will give Modavox written notice thereof. If Modavox does not cure such breach within thirty (30) days of receiving written notice thereof, Bradley's remedy will be limited to compulsory arbitration as set forth at Section 9; provided, however, the foregoing will not be deemed a waiver of Bradley's statutory or common law right to discontinue rendering services hereunder in the event of a material breach by Modavox of this Agreement.

9.    COMPULSORY ARBITRATION.

      Except as provided in Section 7, any controversy, claim and/or dispute arising out of or relating to this Agreement or the breach hereof or subject matter hereof (including any action in tort) will be finally and fully settled by arbitration in Maricopa County, Arizona in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having applicable jurisdiction. Written notice of demand for arbitration will be given to the other parties and to the AAA within six (6) months after the controversy, claim or dispute has arisen or be barred, and in no event after the date when the institution of court proceedings based on such dispute would be barred by the applicable statute of limitations. Controversies, claims and/or disputes will be resolved by one arbitrator selected by the mutual agreement of the parties or, failing that agreement within forty-five (45) days after written notice demanding arbitration, by the AAA. There will be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, and (ii) depositions of all Party witnesses. Depositions will be conducted in accordance with the rules or code of Civil Procedure of the jurisdiction in which the arbitration is conducted, and a court reporter will record all hearings, with such record constituting the official transcript of such proceedings. All decisions of the arbitrator will be in writing, and the arbitrator will provide reasons for the decision. Each party shall bear its own respective attorney's fees and costs in accordance with any dispute or arbitration.

10.   MISCELLANEOUS.

      10.1 OBLIGATIONS TO OTHER COMPANIES. Bradley certifies that his employment with Modavox will not breach any existing agreement or covenant that Bradley has signed with any other person or entity, or violate any legal duty that Bradley owes to such other person or entity. Bradley will not disclose to Modavox, or use on Modavox's behalf, any trade secrets or proprietary information belonging to any of Bradley's prior employers or any other person or entity.

      10.2 ASSIGNMENT. This Agreement will not be assignable, in whole or in part, by either party without the written consent of the other party, except that Modavox may, without the consent of Bradley, assign this Agreement upon the consummation of (i) a merger or consolidation of Modavox with any other corporation or entity or any other form of business combination pursuant to which the outstanding stock of Modavox is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity; or (ii) a sale, transfer or lease by Modavox of all, or substantially all, of Modavox's assets.

      10.3 NOTICES. All notices and other communications required or permitted under this Agreement will be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they hereafter designate by notice to all other parties in accordance with this Section. All notices and communications will be deemed to be received in accordance with the following: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and
            (iv) in the case of mailing by first class certified mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

      10.4 GOVERNING LAW. This Agreement will be deemed to have been executed in the State of Arizona and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Arizona, but excepting (i) any State of Arizona rule which would result in judicial failure to enforce the arbitration provisions of Section 9 hereof or any portion thereof and (ii) any State of Arizona rule which would result in the application of the law of a jurisdiction other than the State of Arizona. Any dispute arising from this Agreement must be filed in Maricopa County, Arizona.

      10.5 COMPLETE AGREEMENT. This Agreement, along with the Bradley Promissory Note and the Nondisclosure Agreement, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. If a conflict is determined to exist among any of the aforementioned agreements, the terms of this Agreement will control.

      10.6 AMENDMENT. This Agreement may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the Parties or, in the case of a waiver, by the Party to be charged with such waiver.

      10.7 COUNTERPARTS. This Agreement may be executed by any one or more of the Parties in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.


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

      10.8 WAIVER. The failure of a Party to insist upon strict adherence to any term, condition or other provision of this Agreement will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term, condition or other provision of this Agreement.

      10.9 HEADINGS. The headings of this Agreement are solely for convenience of reference and will not affect its interpretation.

      10.10 INDEMNITY. Modavox will indemnify and hold harmless Bradley from and against any and all liability, costs, damages and expenses (including reasonable attorneys' fees and court costs) which Bradley may sustain or suffer by reason of any third Party claim which is not caused by a breach by Bradley hereunder.

      10.11 SEVERABILITY. If any one clause or part of this Agreement is deemed invalid, unenforceable or illegal by the arbitrators or court of competent jurisdiction, then it is severed from this Agreement and the rest of this Agreement remains in full force and effect. Bradley acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

      10.12 FURTHER ASSURANCES. The Parties will sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

      10.13 BRADLEY ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF HIS CHOICE AND THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT. MODAVOX ACKNOWLEDGES THAT BRADLEY IS A LICENSED ATTORNEY, THAT BRADLEY DRAFTED THIS AGREEMENT WITH MODAVOX'S FULL KNOWLEDGE AND CONSENT AND THAT MODAVOX HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF ITS CHOICE AND THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Modavox:

MODAVOX MEDIA GROUP, INC.



-----------------------------------
By: David J. Ide
    Chief Executive Officer



Bradley:



-----------------------------------
Nathaniel Bradley

                             NONDISCLOSURE AGREEMENT

February 28, 2006

Modavox Media Group, Inc.
2617 South 46th Street
Suite 300
Phoenix, AZ  85034

RE: Employee Proprietary Information And Inventions Agreement

To Whom It May Concern:

The following confirms my Agreement and understanding with Modavox Media Group, Inc., a Delaware corporation, which is a material part of the consideration for my employment by Modavox. Capitalized terms not otherwise defined herein have the meaning set forth at the end of this Agreement.

1. Modavox possesses and will possess Proprietary Information (as hereinafter defined) and Documentation (as hereinafter defined) which is important to its Business (as hereinafter defined).

2. My employment creates a relationship of confidence and trust between Modavox and me with respect to Proprietary Information (i) applicable to the Business; or (ii) applicable to the business of any customer of Modavox; or (iii) which Modavox is under a contractual obligation to keep confidential which may be made known to me by Modavox or by any customer of Modavox, or learned by me during the period of my employment.

3. The Proprietary Information, whether now or hereafter furnished to me in whole or in part, is confidential. Modavox's business and prospects could be damaged if the Proprietary Information is disclosed to third parties without Modavox's consent.

4. As a condition to sharing with me, whether in writing or orally, Proprietary Information, in consideration of my employment by Modavox and the compensation received by me from Modavox from time to time, I hereby acknowledge and agree as follows:

      (a) All Proprietary Information and all intellectual property rights associated therewith ("Rights") are the sole property of Modavox. I assign to Modavox any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by Modavox and after its termination, I will keep in confidence and trust and will not use or disclose (or permit the use or disclosure of) any Proprietary Information or anything relating to it for a purpose detrimental to the Business and without the prior written consent of Modavox except as may be necessary and appropriate in the ordinary course of performing my duties to Modavox.

      (b) All Documentation constitutes the sole property of Modavox. During my employment by Modavox, I will not remove any Documentation from the business premises of Modavox or deliver any Documentation to any person or entity outside Modavox for a purpose detrimental to the Business and except as I am required to do in connection with performing the duties of my employment. Immediately upon the termination of my employment by me or by Modavox for any reason, or during my employment if so requested by Modavox, I will return all Documentation, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of Modavox; and (iii) my copy of this Agreement.

      (c) I will promptly disclose in writing to my immediate supervisor or to any persons designated by Modavox, all Inventions (as hereinafter defined) related to the Business made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will not disclose Inventions covered by this Agreement to any person outside Modavox unless I am requested to do so by its duly authorized officers. All Inventions related to Modavox's Business which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment belong solely to Modavox to the maximum extent permitted by applicable law, and I assign such Inventions and all Rights therein to Modavox and Modavox is the sole owner of all Rights in connection therewith. This Section 3(c) does not apply to inventions which qualify for protection under section 2870 of the Arizona Labor Code, but I bear the full burden of proving to Modavox that any such invention qualifies fully under
            Section 2870.

      (d) I will perform, during and after my employment, all reasonable acts deemed necessary or desirable by Modavox to permit and assist it, at Modavox's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint Modavox and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to sign and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if signed by me.

      (e) I have attached hereto, as Attachment A, a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement which are related to the Business and that I desire to specifically clarify are not subject to this Agreement.

      (f) My performance of all the terms of this Agreement will not breach any Agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by Modavox. I have not entered into, nor will I enter into, any Agreement either written or oral in conflict herewith or in conflict with my employment with Modavox.

      (g) My obligation of secrecy and confidentiality with respect to Proprietary Information which constitutes trade secrets under the Uniform Trade Secrets Act (or other similar applicable law) will run for as long as such information remains a trade secret. My obligation of confidentiality with respect to Proprietary Information that is not covered under the Uniform Trade Secrets Act (or other similar applicable law), will run for three (3) years from the date my employment by Modavox ceases.

      (h) This Agreement is not an employment contract and, as an employee of Modavox, I have obligations to Modavox which are not set forth in this Agreement.

      (i) Any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of the State of Arizona without regard to the conflict of laws provisions thereof.

      (j) If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Arizona law, such illegal or unenforceable portion(s) will be limited or excluded from this Agreement to the minimum extent required so that this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms.

      (k) Wrongful disclosure or use of Proprietary Information in contravention of the provisions of this Agreement will give rise to irreparable injuries not adequately compensable in damages. If preliminary injunctive relief to maintain the status quo is required, Modavox may seek such relief from any court of competent jurisdiction. I am bound by any and all orders rendered by such court.

      (l) No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.


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

      (m) No modification of this Agreement is valid unless made in writing and signed by me and a duly authorized officer of Modavox.

      (n) This Agreement will survive termination of my employment, regardless of the circumstances of such termination.

      (o) This Agreement is effective as of the first day of my employment by Modavox.

      (p) This Agreement is binding upon my heirs, executors, administrators or other legal representatives.

      (q) Notwithstanding the foregoing, nothing contained herein will prohibit me from disclosing to anyone the amount of my wages.

      (r) This Agreement constitutes the full, complete and exclusive Agreement between Modavox and me with regard to this Agreement's subject matter. These Agreements supersede any previous Agreements or representations, whether oral or written, express or implied between Modavox and me with respect to their subject matter.

      (s)   The following terms have the following meanings:

            (i) "Business" means the actual business of Modavox on today's date, as well as any other business that Modavox acquires, develops or initiates during the term of this Agreement, including each of its current and future subsidiaries, affiliates, business units and divisions.

            (ii) "Documentation" means tangible paper or electronic media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of Modavox, whether I or others have prepared such documents. By way of illustration but not limitation, Documentation includes blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

            (iii) "Inventions" means all data, discoveries, designs,
                  developments, formulae, ideas, improvements, inventions, know-how, processes, programs, and techniques, whether or not patentable or registerable under copyright, trademark or similar statutes, and all designs, trademarks and copyrightable works that I made or conceived or reduced to practice or learned, either alone or jointly with others, during the period of my employment which (A) are related or useful in Modavox's business, research, design, development, experimental production, financing, manufacturing, licensing, distribution or marketing activity, or (B) result from tasks Modavox assigned me, or (C) result from use of premises or equipment owned, leased or contracted for by Modavox.

            (iv) "Proprietary Information" means information from which Modavox might derive economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. By way of illustration but not limitation, Proprietary Information includes: (A) inventions, confidential knowledge, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, discoveries, designs, techniques and sensitive information Modavox receives from its customers or receives from a third party under obligation to keep confidential; (B) technical information relating to Modavox's existing and future products and services, including, where appropriate and without limitation, software, firmware, information, patent disclosures, patent applications, development or experimental work, formulae, engineering or test data, models, techniques, processes and apparatus relating to the same disclosed by Modavox to me or obtained by me through observation or examination of information or developments; (C) confidential marketing information (including without limitation marketing strategies, customer names and requirements and product and services, prices, margins and costs); (D) confidential future product plans; (E) confidential financial information provided to me by Modavox; (F) personnel information (including without limitation employee compensation); (G) merger and acquisition strategies (including without limitation target lists); and
                  (H) other confidential business information.

5. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY MODAVOX AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

                                          Dated: February 28, 2006


                                          /s/ Nathaniel Bradley
                                          ------------------------------
                                          Nathaniel Bradley

Accepted and Agreed to:

MODAVOX MEDIA GROUP, INC.


By:
    ---------------------------------
    David J. Ide
    Chief Executive Officer

                                  ATTACHMENT A

      The following is a complete list of Inventions relevant to the subject matter of my employment by Modavox Media Group, Inc. relating to Modavox's Business that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by Modavox that I desire to clarify are not subject to Modavox's Proprietary Information and Inventions Agreement.

List of Inventions:

None.





I propose to bring to my employment the following materials and documents of a former employer:

None.